Filed pursuant to Rule 424(b)(4)

Registration No. 333-279370

Up to 25,000,000 Ordinary Shares

China Liberal Education Holdings Limited

This prospectus relates to the offer and sale of up to an aggregate of 25,000,000 ordinary shares, par value $0.015 per share (the “Ordinary Shares”), of China Liberal Education Holdings Limited (the “Company”) at an offering price of US$1.00 per share (the “Offering Shares”). This is a best efforts self-underwritten public offering. Our Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “CLEU.” On June 6, 2024, the last reported sale price of our Ordinary Shares on Nasdaq was US$2.02 per share. We expect to close the offering on or about June 17, 2024. This offering will be terminated by June 30, 2024, provided that the closing(s) of the offering for all of the Ordinary Shares registered hereby have not occurred by such date, and may not be extended.

Because there is no minimum offering amount required as a condition to close this offering, we may sell fewer than all of the Offering Shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Offering Shares sufficient to pursue the business goals outlined in this prospectus. Because there is no minimum offering amount, investors could be in a position where they have invested in our Company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of Offering Shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” in this prospectus and “Item 3. Key Information—D. Risk Factors” beginning on page 16 of our most recent annual report on Form 20-F for the fiscal year ended December 31, 2023 (the “2023 Annual Report”) for more information.

Throughout this prospectus, (i) the terms “we,” “our,” and “our Company,” only refer to China Liberal Education Holdings Limited, the Cayman holding company and when describing the group’s consolidated financial information for the fiscal years ended December 31, 2022 and 2023, also includes the Company’s subsidiaries and the former affiliated entities, (ii) the terms “former affiliated entities” refer to Fuzhou Melbourne Polytechnic, a three-year college in China (“FMP”), and Strait College of Minjiang University, a four-year university in China (“Strait College”), which were our consolidated affiliated entities under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) from September 2, 2022 to August 31, 2023, (iii) the terms “the subsidiaries” or “our subsidiaries” refer to the direct and indirect subsidiaries of the Company, including (a) Aiways Automobile Holding Limited and Aiways Merger Sub Limited, companies formed in the Cayman Islands, (b) Yi Xin International Investment Limited, a company formed in the British Virgin Islands, (c) China Boya Education Group Co., Ltd., a company formed in the special administrative region of Hong Kong (“Hong Kong”), and (d) China Liberal (Beijing) Education Technology Co., Ltd. (“China Liberal Beijing”), Beijing Oriental Wisdom Culture Development Co., Ltd. (“Oriental Wisdom”), companies formed in the People’s Republic of China (the “PRC” or “China”), and (iv) the term “operating entities” refers to China Liberal Beijing and Oriental Wisdom.

i

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company, and we do not conduct any operations. As a holding company with no material operations of our own, all of our operations are conducted through our subsidiaries formed in the PRC.

As of the date of this prospectus, we directly hold 100% of the equity interests in our subsidiaries, and we consolidated the financial results of the former affiliated entities during the time periods when they were our affiliated entities in the consolidated financial statements of the Company in accordance with U.S. GAAP. Our Ordinary Shares are the shares of the offshore holding company in the Cayman Islands, instead of shares of our operating companies in China. Therefore, holders of our Ordinary Shares do not directly hold any equity interests in our operating companies and investors are purchasing an interest in the Cayman Islands holding company.

Our subsidiaries are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing the subsidiaries’ current business operations are sometimes vague and uncertain, and as a result these risks may result in material change in the operations of the subsidiaries and the affiliated entities, significant depreciation of the value of our Ordinary Shares, a complete hindrance of our ability to offer or continue to offer our securities to investors, or cause the value of such securities to significantly decline or be worthless. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to variable interest entities, data security, and anti-monopoly concerns. For example, on June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, which requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. Any data processing which affects or has the possibility to affect national security, will be reviewed by competent authorities. Moreover, the Anti-monopoly Law promulgated by the Standing Committee of the National People’s Congress requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the anti-monopoly enforcement agency before they can be completed. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines (collectively, the “Overseas Listings Rules”), which took effect on March 31, 2023. According to the Overseas Listings Rules, after the submission of relevant application for initial public offerings or listings in overseas markets, or after the completion of subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed, or after the submission of relevant application for subsequent securities offerings and listings of an issuer in other overseas markets than where it has offered and listed, all China-based companies shall file the required filing materials with the CSRC within three working days. In the opinion of Zhongdun Law Firm, our PRC legal counsel, this offering will be subject to the Trial Measures, and we are required to file for record through our major operating entity incorporated in the PRC with the CSRC within three business days after the completion of the initial offering pursuant to the prospectus and make a summary report to the CSRC after the completion of offerings under this prospectus and the accompanying prospectus. If we do not comply with the filing procedures according to the Trial Measures or if our filing materials contain false records, misleading statements or material omissions, the CSRC may order us to rectify such non-compliance, issue a warning, and impose a fine of not less than RMB1 million and not more than RMB10 million. These risks could completely hinder our ability to offer or continue to offer securities to investors or cause such securities to significantly decline in value or become worthless. Generally, any action by the Chinese government to exert more oversight and control over foreign investment in China-based companies could result in a material change in the operations of our subsidiaries, cause the value of our Ordinary Shares to significantly decline or become worthless, and significantly limit, or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors. See “Risk Factors—Risks Related to Doing Business in China—The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares” and “Risk Factors—Risks Related to Doing Business in China—Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations” included in the 2023 Annual Report. Moreover, according to the Measures of Cybersecurity Review which were promulgated on December 28, 2021 and entered into force and effect on February 15, 2022, a network platform operator that holds personal information of more than one million users shall report to Cybersecurity Review Office for cybersecurity review when it seeks to list its securities overseas. During such reviews, the network platform operator may be required to suspend its operation or experience other disruptions to its operations. Cybersecurity review could also result in negative publicity with respect to the network platform operator and diversion of its managerial and financial resources, which could materially and adversely affect its business, financial conditions, and results of operations. The business operations of our subsidiaries do not currently involve the procurement of network products and services or data processing as network platform operators. We believe that the Cybersecurity Review Measures do not currently apply to our Company, and nor do we believe that we are subject to a cybersecurity review. However, it remains uncertain whether any future regulatory changes or amendments to the Measures of Cybersecurity Reviews would impose additional restrictions on companies like us.

ii

In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for two consecutive years. Our current auditor, Audit Alliance LLP, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years, instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted. On December 16, 2021, the PCAOB issued a report notifying the SEC of its determinations (the “PCAOB Determinations”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong. The report sets forth lists identifying the registered public accounting firms headquartered in mainland China and Hong Kong, respectively, that the PCAOB is unable to inspect or investigate completely. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. Our ability to retain an auditor subject to PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act. See “Item 3. Key Information — D. Risk Factors—Risks Related to Doing Business in China—Our Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting and the cessation of trading of our Ordinary Shares, or the treat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, any inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.” appearing in the 2023 Annual Report.

The Company transfers cash to its wholly-owned BVI subsidiaries and then to indirect wholly-owned Hong Kong subsidiaries, by making capital contributions or providing loans, and the Hong Kong subsidiaries transfer cash to the subsidiaries in mainland China by making capital contributions or providing loans to them. Although the Company does not have a formal cash management policy in place that dictates how funds shall be transferred between the Company, its subsidiaries and the former affiliated entities or investors, the Company intends any future cash transfers to be made among the parties based on business needs in compliance of relevant PRC laws and regulations. As of the date of this prospectus, there has been no transfer of cash or other assets, dividends or distributions between the holding company, its subsidiaries and the former affiliated entities. As of the date of this prospectus, we have not declared any dividends or made any distributions to our shareholders or U.S. investors. See “Item 3. Key Information—Cash Transfers Through Our Organization and Dividend Policy” on pages 9 and 10 of the 2023 Annual Report, and “Item 18—Financial Statements” beginning on page F-1 of the 2023 Annual Report. The Company does not have any present plan to pay any cash dividends on its Ordinary Shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

iii

Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. The majority of our Company’s, our PRC subsidiaries’ and the affiliated entities’ income is received in RMB and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE as long as certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The Chinese government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. See “Item 3. Key Information—Cash Transfers Through Our Organization and Dividend Policy” on pages 9 and 10 of the 2023 Annual Report and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 25 of the 2023 Annual Report. The Company has not made any dividend payments in the past and is not planning to make dividend payments in the near future in order to preserve capital to fund business growth.

Moreover, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, its subsidiaries, or the affiliated entities by the PRC government to transfer cash or assets. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 27 of the 2023 Annual Report.

This is a self-underwritten offering. See “Plan of Distribution” beginning on page 35 of this prospectus for more information regarding these arrangements.

We are an “emerging growth company” and a “foreign private issuer,” each as defined under federal securities laws, as amended, and, as such, will be subject to reduced public company reporting requirements.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 16 of this prospectus to read about factors you should consider before buying our Ordinary Shares.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us.

The date of this prospectus is June 6, 2024.

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1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information.”

You should rely only on the information that is contained in this prospectus or that is incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is in addition to or different from what is contained in, or incorporated by reference into, this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not offering to sell or solicit any securities other than the Offering Shares offered by this prospectus. In addition, we are not offering to sell or solicit any securities to or from any person in any jurisdiction where it is unlawful to make this offer to or solicit an offer from a person in that jurisdiction. The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Offering Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Our financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate our expected results for any future periods.

2

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•	“China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau and excluding Taiwan for the purposes of this prospectus only;
•	“China Liberal” are to China Liberal Education Holdings Limited, a Cayman Islands exempted company with limited liability;
•	“China Liberal Beijing” are to China Liberal (Beijing) Education Technology Co., Ltd., a PRC limited liability company and our operating subsidiary;
•

“Company,” “the Group,” “we,” “our,” and “us” are to China Liberal Education Holdings Limited, and when describing the group’s consolidated financial information for the fiscal years ended December 31, 2022 and 2023, also includes the Company’s subsidiaries and the former affiliated entities (defined below);

•	“FMP” are to Fuzhou Melbourne Polytechnic (formerly IEN College of Minjiang University, and changed its name to FMP after rebranding in January 2017);
•

“former affiliated entities” are to FMP and Strait College (as defined below), which were our consolidated affiliated entities under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) from September 2, 2022 to August 31, 2023, and we consolidated the financial results of the former affiliated entities in the consolidated financial statements in accordance with U.S. GAAP during the time periods when they were our affiliated entities;

•	“Oriental Wisdom” are to Oriental Wisdom Cultural Development Co., Ltd., a PRC limited liability company and a subsidiary of the Company;
•	“PRC subsidiaries” and “PRC entities” refer to entities established in accordance with PRC laws and regulations;
•	“RMB” and “Renminbi” are to the legal currency of China;
•

“shares,” “Shares” or “Ordinary Shares” are to the ordinary shares of the Company, par value US$0.015 per share. On January 19, 2024, we effected a 15-to-1 Share Consolidation (as defined below), as a result of which the par value of Ordinary Shares increased from $0.001 per share to $0.015 per share;

•	“Sino-foreign Jointly Managed Academic Programs” are to education programs offered by joint ventures of the PRC and foreign institutions;
•	“Strait College” are to Strait College of Minjiang University;
•	“US$,” “dollars” or “U.S. dollars” are to the legal currency of the United States; and
•	“Wanwang” are to Wanwang Investment Limited, a British Virgin Islands exempted company with limited liability and a subsidiary of the Company.

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PROSPECTUS SUMMARY

The summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus and the documents incorporated therein by reference. You should read carefully the entire documents, including our financial statements and related notes, to understand our business, the Ordinary Shares, and the other considerations that are important to your decision to invest in our securities. You should pay special attention to the “Risk Factors” section of this prospectus and on page 12 of the 2023 Annual Report.

Overview

We are an exempted company with limited liability incorporated in the Cayman Islands on February 25, 2019. Our operational structure includes two operating companies, which are (i) China Liberal Beijing, incorporated in the PRC on August 10, 2011 and (ii) Oriental Wisdom, incorporated in the PRC on August 17, 2009.

Throughout this prospectus, (i) the terms “we,” “our,” and “our Company” only refer to China Liberal Education Holdings Limited, the Cayman holding company and when describing the group’s consolidated financial information for the fiscal years ended December 31, 2022 and 2023, also includes the Company’s subsidiaries and the former affiliated entities, (ii) the terms “former affiliated entities” refer to Fuzhou Melbourne Polytechnic, a three-year college in China, and Strait College of Minjiang University, a four-year university in China, which were our consolidated affiliated entities under U.S. GAAP from September 2, 2022 to August 31, 2023, (iii) the terms “the subsidiaries” or “our subsidiaries” refer to the direct and indirect subsidiary of the Company, including (a) Aiways Automobile Holding Limited and Aiways Merger Sub Limited, companies formed in the Cayman Islands, (b) Yi Xin International Investment Limited, a company formed in the British Virgin Islands, (c) China Boya Education Group Co., Ltd., a company formed in Hong Kong, and (d) China Liberal (Beijing) Education Technology Co., Ltd., Beijing Oriental Wisdom Culture Development Co., Ltd., companies formed in the PRC, and (iv) the term “operating entities” refers to China Liberal Beijing and Oriental Wisdom.

Our Business

Our mission is to provide China’s students with the tools to excel in a global environment. We strive to meet the needs of the ever-growing number of young talents in China.

We provide a wide variety of educational services and products intended to address the needs of schools and our students, mainly:

•

Technological consulting services provided to targeted Chinese universities to improve campus information and data management systems and optimize teaching, operating and management environment, creating a “smart campus”; these consulting services include campus intranet solution buildout, school management software customization, smart devices (mainly Internet of things, or IoT devices, extending the Internet connectivity to physical devices) installation and testing, and school management data collection and analysis, all of which can be specifically tailored to meet a client’s particular needs (“Technological Consulting Services for Smart Campus Solutions”); and

•	Tailored job readiness training to graduating students (“Integration of Enterprises and Vocational Education”), acting as the key bridge between our partner schools and employers

We started generating revenue in the year ended December 31, 2012 through our services provided under certain Sino-foreign Jointly Managed Academic Programs, giving us revenues of $2.7 million, $3.3 million and nil for the years ended December 31, 2021, 2022 and 2023. A vast majority of such revenue was derived from our two major partners prior to August 2022, FMP and Minjiang University. On September 2, 2022, we completed the acquisition of Wanwang. From September 2, 2022 to August 31, 2023, we operated FMP and Strait College through Wanwang. We generated revenue from course fees derived from providing educational programs, namely FMP and Strait College, to students from September 2022 to August 31, 2023, which generated revenue of $6.4 million and $7.6 million for the years ended December 31, 2022 and 2023, respectively.

4

We also started generating revenue from our Technological Consulting Services for Smart Campus Solutions business in 2017, with revenue of $1.1 million, $0.3 million and $0.7 million, representing 27.1%, 2.4% and 23.7% of our net revenue for the years ended December 31, 2021, 2022 and 2023, respectively.

Our Integration of Enterprises and Vocational Education business (tailored job readiness training services) only started generating revenue in the second half of 2019. In 2019, we generated de minimis revenue from this business line due to a limited number of students enrolled for our services. For the fiscal years ended December 31, 2021, 2022 and 2023, we generated revenue of $137,772, $1.3 million and $2.2 million from this business line, representing 3.5%, 10.9% and 76.3% of our net revenues in 2021, 2022 and 2023.

Additionally, we provided Overseas Study Consulting Services from 2017 to January 2022. We generated $36,174, $0.3 million and nil in revenue from our Overseas Study Consulting Services for the years ended December 31, 2021, 2022 and 2023, respectively, representing 0.9%, 2.8% and nil of our total revenue for those respective years.

According to the administration guidelines issued by General Office of the Ministry of Education in December 2021, universities and colleges shall cease projects and cooperation with external parties and, as a result, after all of our existing contracts with Beijing Foreign Studies University came to completion, we discontinued our Overseas Study Consulting Services in January 2023.

For more details on the business operations and product portfolio of the Company and its subsidiaries, see “Item 4. Information on the Company—B. Business Overview—Our Services and Products” beginning on page 37 of the 2023 Annual Report.

Our Corporate Structure

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no operations of its own, China Liberal conducts its operations through its wholly owned PRC subsidiaries, China Liberal Beijing and Oriental Wisdom. The former affiliated entities were consolidated for accounting purposes but were not entities in which we owned equity interest in. The consolidation of the former affiliated entities’ financial results is not equivalent to equity ownership in the business of the former affiliated entities. Our securities are shares of our offshore holding company instead of securities of our subsidiaries in China. Neither the investors in the holding company nor the holding company itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the operating entities. As a result of our corporate structure, you may never directly hold equity interests in our subsidiaries, and investors are purchasing an interest in the Cayman Islands holding company.

We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow our holding structure, which would likely result in a material change in our operations, and the value of our Ordinary Shares may depreciate significantly or become worthless. See “Item 3. Key Information — D. Risk Factors—Risks Relating to Doing Business in China.”

5

The following diagram illustrates our corporate structure as of the date of this prospectus.

Risks Related to Doing Business in the PRC

We and our subsidiaries are subject to certain legal and operational risks associated with having our operations in China and the complex and evolving PRC laws and regulations. PRC laws and regulations governing the subsidiaries’ current business operations are sometimes vague and uncertain, and as a result these risks may result in material change in the operations of our subsidiaries, significant depreciation of the value of our Ordinary Shares, a complete hindrance of our ability to offer or continue to offer our securities to investors or cause the value of such securities to significantly decline or be worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares.”

6

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus, we have not received any notice from any authorities identifying the PRC subsidiaries as critical information infrastructure operators (“CIIOs”) or requiring us to go through cybersecurity review or network data security review by the Cyberspace Administration of China (the “CAC”). According to the Cybersecurity Review Measures, and if the Security Administration Draft is enacted as proposed, we believe that the operations of the PRC subsidiaries and our continued listing on Nasdaq will not be affected and that we will not be subject to cybersecurity review by the CAC, given that the PRC subsidiaries possess personal data of fewer than one million individual clients and do not collect data that affects or may affect national security in their business operations as of the date of this prospectus and do not anticipate that they will be collecting over one million users’ personal information or data that affects or may affect national security in the near future. Additionally, we believe that we are compliant with the regulations and policies that have been issued by the CAC to date. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offerings.”

In addition, our securities may be prohibited from trading on a national exchange or over-the-counter under the HFCA Act, if the PCAOB is unable to inspect our auditor for two consecutive years instead of three beginning in 2021, as amended. Our auditor, Audit Alliance LLP, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is not subject to the determination issued by the PCAOB on December 16, 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCA Act and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at any future time. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Our Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting and the cessation of trading of our Ordinary Shares, or the treat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, any inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.”

Permissions Required from PRC Authorities

Based on PRC laws and regulations in effect as of the date of this prospectus, and subject to different interpretations of these laws and regulations that may be adopted by PRC authorities, the PRC subsidiaries were required to and have obtained the following licenses and approvals necessary to operate in China as of the date of this prospectus: each of the Company’s PRC subsidiaries has obtained a business license from the governing local branches of State Administration for Market Regulations, which sets forth the scope of business operations each subsidiary is allowed to conduct. Currently, we, our subsidiaries are not required to obtain any other license or approval for our operations in China. However, the Standing Committee of the National people’s Congress or PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires us or our subsidiaries to obtain permissions from PRC regulatory authorities to approve their operations.

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We believe that we and our subsidiaries have obtained all licenses and approvals necessary to operate in China and that we do not need any other license or approval for our operations in China. We believe that we are not required to obtain approval from any PRC government authorities, including the CSRC, the CAC, or any other government entity, to issue of Ordinary Shares to foreign investors. Under the Cybersecurity Review Measures, if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to cybersecurity review. A network platform operator holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. In the opinion of our PRC legal counsel, Zhongdun Law Firm, the business operations of our subsidiaries do not currently involve the procurement of network products and services or data processing as network platform operators. Zhongdun Law Firm has further advised us that the Cybersecurity Review Measures do not currently apply to our Company, and we are not required to conduct cybersecurity review. See “D. Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares.”

On February 17, 2023, the CSRC issued the Trial Measures and five supporting guidelines, which became effective on March 31, 2023, and on May 16, 2023, the CSRC issued the Overseas Listings Rules. These rules propose to establish a new filing-based regime to regulate overseas offerings and listings by Chinese domestic companies. Under the Overseas Listings Rules, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offering or listing application. Existing enterprises are not required to file immediately, and filing should be made as required if they conduct refinancing activities or other matters requiring filings in the future. In the opinion of our PRC legal counsel, Zhongdun Law Firm, as this offering constitutes a consequent offering by us, we are required to file with the CSRC in accordance with the Trial Measures within three days after this offering is completed. We cannot assure you that we can complete the filing procedures, obtain the approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure would subject us to sanctions by the CSRC or other PRC regulatory authorities, including an order from the CSRC to rectify such non-compliance, issue of a warning, or imposition of a fine of not less than RMB1 million and not more than RMB10 million. Additionally, these regulatory authorities may impose restrictions and penalties on the operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless.

Since the recent regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, ability to accept foreign investments, and listing on Nasdaq. If we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, ordered to suspend our relevant business and rectify, prohibited from engaging in relevant business, or subject to an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See ‘Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China— The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares.”

The PRC regulatory authorities may impose restrictions and penalties on the operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our Ordinary Shares. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless.

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Cash Transfers Through Our Organization and Dividend Policy

As of the date of this prospectus, there has been no transfer of cash or other assets, dividends or distributions between the holding company and its subsidiaries. As of the date of this prospectus, we have not declared any dividends or made any distributions to our shareholders or U.S. investors.

We rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for services of any debt we may incur. Our PRC subsidiaries’ ability to distribute dividends and earnings is based upon their respective distributable earnings.

Current PRC regulations permit the companies in the PRC to pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, each of the companies in the PRC is required to set aside 10% of its after-tax profits to fund a statutory reserve until such reserve reaches 50% of its registered capital if it distributes its after-tax profits for the current financial year. In addition, cash transfers from our Cayman Islands holding company are subject to applicable PRC laws and regulations on loans and direct investment. See “Item 3. Key Information — D. Risk Factors — Risk Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.”

In addition, cash transfers from our PRC subsidiaries to entities outside of China are subject to PRC government controls on currency conversion. To the extent cash in our business is in the PRC or a PRC entity, such cash may not be available to fund operations or for other use outside of the PRC due to restrictions and limitations imposed by the governmental authorities on the ability of us, our PRC subsidiaries to transfer cash outside of the PRC. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. In view of the foregoing, to the extent cash in our business is held in China or by a PRC entity, such cash may not be available to fund operations or for other use outside of the PRC. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.”

As of the date of this prospectus, we have not declared any dividends or made any distributions to our shareholders or U.S. investors. For details, see our consolidated financial statements and their related notes included elsewhere in this prospectus. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. We do not have any current plan to declare or pay any cash dividends on our Ordinary Shares in the foreseeable future. See “Item 3. Key Information — D. Risk Factors — Risks Related to the Trading Market—Because we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our Ordinary Shares for a return on your investment.” Subject to certain contractual, legal and regulatory restrictions, cash and capital contributions may be transferred among our Cayman Islands holding company and our subsidiaries. U.S. investors will not be subject to Cayman Islands, British Virgin Islands, or Hong Kong taxation on dividend distributions, and no withholding will be required on the payment of dividends or distributions to them, while they may be subject to U.S. federal income tax for receiving dividends, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. See “Item 10, Additional Information — E. Taxation.” Additionally, a withholding tax rate of 10% on dividends may be payable by our PRC subsidiaries to their non-PRC enterprise shareholders. See “Item 3. Key Information — D. Risk Factors — Risk Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.”

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In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, we may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Ordinary Shares. See “Item 3. Key Information — D. Risk Factors — Risk Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our offerings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” Therefore, to the extent that cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed to us by the PRC government.

Restrictions on Foreign Exchange and the Ability to Transfer Cash Between Entities, Across Borders and to U.S. Investors

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. The majority of our income is received in Renminbi and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE, as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

Relevant PRC laws and regulations permit the companies in the PRC to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, our PRC subsidiaries can only distribute dividends after they have met the PRC requirements for appropriation to the statutory reserves. As a result of these and other restrictions under the PRC laws and regulations, our PRC subsidiaries are restricted to transfer a portion of their net assets to us either in the form of dividends, loans or advances. Even though we currently do not require any such dividends, loans or advances from the PRC subsidiaries for working capital and other funding purposes, we may in the future require additional cash resources from our PRC subsidiaries due to changes in business conditions or to fund future acquisitions and developments.

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Holding Foreign Companies Accountable Act

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect the workpapers prepared by our auditor, and that as a result an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCA Act and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at any future time. On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions. Our auditor, Audit Alliance LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is headquartered in Singapore and subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is not subject to the determination issued by the PCAOB on December 16, 2021. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, at PCAOB’s annual reassessment by the end of each year, it could determine that it is still unable to inspect and investigate completely audit firms based in China and Hong Kong. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting and the cessation of trading of our Ordinary Shares, or the treat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, any inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.”

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information and the risks and uncertainties summarized below, the risks described under “Item 3. Key Information—D. Risk Factors” that appears in the 2023 Annual Report, which is incorporated by reference herein, the “Risk Factors” section beginning on page 16 of this prospectus, and the risk factors contained in any applicable prospectus supplement or in the other documents that are filed after the date hereof and incorporated by reference in this prospectus before making an investment in our securities. Below is a summary of the principal risks and uncertainties we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” in this prospectus and “Item 3. Key Information—D. Risk Factors” that appears in the 2023 Annual Report, which is incorporated by reference herein.

Risks Related to the Business and Industry of the Operating Entities (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to the Business and Industry of the Operating Entities” on pages 12 to 20 of the 2023 Annual Report, which is incorporated by reference herein)

Risks and uncertainties related to our business include, but are not limited to, the following:

●

our revenues during the reporting periods were highly concentrated from two customers. If we are not able to generate significant revenues from other lines of business, our results of operations and financial condition may be materially and adversely affected. See page 12 of the 2023 Annual Report;

●

our failure to obtain and maintain permit related to human resources services could have a material adverse impact on our business, financial conditions and results of operations. See page 16 of the 2023 Annual Report;

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●	delays or failures in responding to issues raised by end users of our SaaS platform could harm our operations. See page 17 of the 2023 Annual Report;

●

if we fail to maintain and enhance recognition of our brand “China Liberal,” we may face difficulty enrolling new students, and our reputation and operating results may be harmed. See page 17 of the 2023 Annual Report;

●	we face intense competition in our industry. See page 17 of the 2023 Annual Report;

●

we rely heavily on Aliyun, a cloud-based server provider to provide server service to us. Any interruption to such service could significantly disrupt our operations. See page 17 of the 2023 Annual Report;

●	privacy concerns could limit our ability to collect and leverage our user data and disclosure of user data could adversely impact our business and reputation. See page 17 of the 2023 Annual Report;

●	if we fail to protect our intellectual property rights, our brand and business may suffer. See page 18 of the 2023 Annual Report;

●	we have in the past granted, and may continue to grant share incentives, which may result in increased share-based compensation expenses. See page 20 of the 2023 Annual Report; and

●	increases in labor costs in the PRC may adversely affect our business and results of operations. See page 20 of the 2023 Annual Report.

Risks Related to Our Corporate Structure (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” on pages 20 to 21 of the 2023 Annual Report, which is incorporated by reference herein)

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

●

you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law. See page 21 of the 2023 Annual Report;

●	you may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders. See page 21 of the 2023 Annual Report; and

●	certain judgments obtained against us by our shareholders may not be enforceable. See page 21 of the 2023 Annual Report.

Risks Related to Doing Business in China (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” on pages 22 to 30 of the 2023 Annual Report, which is incorporated by reference herein)

We face risks and uncertainties relating to doing business in China in general, including, but not limited to, the following:

●	changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations. See page 22 of the 2023 Annual Report;

●

the Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time. See pages 22 and 23 of the 2023 Annual Report;

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●	uncertainties with respect to the PRC legal system could adversely affect us. See page 24 of the 2023 Annual Report;

●

if we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders. See page 27 of the 2023 Annual Report;

●

our Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. See page 29 of the 2023 Annual Report; and

●

recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offerings. See pages 29 and 30 of the 2023 Annual Report.

Risks Related to the Trading Market (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to the Trading Market” on pages 30 to 33 of the 2023 Annual Report, which is incorporated by reference herein)

We are subject to general risks and uncertainties relating to our Ordinary Shares and the trading market, including, but not limited to, the following:

●	the trading price of our Ordinary Shares is likely to be volatile. See page 30 of the 2023 Annual Report;

●	the sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price. See page 31 of the 2023 Annual Report;

●

because we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our Ordinary Shares for a return on your investment. See page 31 of the 2023 Annual Report;

●

we are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies. See page 32 of the 2023 Annual Report; and

●

if we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences. See page 33 of the 2023 Annual Report.

Risks Relating to this Offering (for a more detailed discussion, see page 16 of this prospectus)

●

we are selling this offering without an underwriter and may be unable to sell any Offering Shares. As a result, we may not be able to raise enough funds from this offering to commence and sustain our business, and future financing strategies may adversely affect holders of our Ordinary Shares;

●	the sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price;

●	because the offering price of the shares offered hereby is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution; and

●	we have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

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Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●

are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●

are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	were not required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the Cayman Islands, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nominating and corporate governance committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to the Nasdaq corporate governance rules, we may in the future take advantage of one or more of these exemptions.

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The Offering

Ordinary Shares Outstanding Before this Offering	3,351,336 Ordinary Shares

Ordinary Shares Offered by Us	Up to 25,000,000 Ordinary Shares

Ordinary Shares Outstanding After This Offering	Up to 28,351,336 Ordinary Shares

Price per Ordinary Share	US$1.0 per Ordinary Share

Best Efforts

We are offering the Offering Shares on a best-efforts basis.

No minimum offering amount is required as a condition to closing this offering. We intend to complete one closing of this offering but may undertake one or more closings on a rolling basis. We expect to close the offering on or about June 17, 2024. This offering will be terminated by June 30, 2024, provided that the closing(s) of the offering for all of the Ordinary Shares registered hereby have not occurred by such date, and may not be extended.

Use of proceeds

We intend to use the net proceeds from this offering for pursuing a new line of business with a focus on providing integrated education and supporting services to Chinese students in Southeast Asian countries and other general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 16 of this prospectus and in the other documents incorporated by reference into this prospectus.

Listing	Our Ordinary Shares are listed on Nasdaq under the symbol “CLEU.”

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RISK FACTORS

An investment in our securities involves significant risk. Before making an investment in our securities, you should carefully consider the risk factors set forth in our most recent annual report on Form 20-F for the fiscal year ended December 31, 2023 on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors that supplement those from our most recent annual report on Form 20-F. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Relating to This Offering

We are selling this offering without an underwriter and may be unable to sell any Offering Shares. As a result, we may not be able to raise enough funds from this offering to commence and sustain our business, and future financing strategies may adversely affect holders of our Ordinary Shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the Offering Shares; we intend to sell a portion of the Offering Shares, or approximately 10 million shares, to Ms. Ngai Ngai Lam, our chief executive officer and chairperson of the board of directors, and the remaining portion of the Offering shares, or approximately 15 million shares, through Ms. Ngai Ngai Lam to her friends, acquaintances and business associates, and Ms. Ngai Ngai Lam will receive no commissions. Ms. Lam has limited experience conducting a best efforts offering, and therefore, there is no guarantee that she will be able to sell any of the Offering Shares. Consequently, we may not be able to raise the funds needed to commence business operations as planned.

If we are not able to raise sufficient funds, we may require additional funding for our operations. There is no assurance that such financing will be available on terms favorable to us, or at all. Should we manage to raise additional capital through the issuance of equity securities, existing shareholders may experience significant dilution. Any new equity securities issued could have rights, preferences, or privileges senior to those of current shares. As a result of these uncertainties, your investment may be materially adversely affected.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we had 3,351,336 Ordinary Shares outstanding. The Ordinary Shares sold in this offering, other than those sold to Ms. Ngai Ngai Lam, will be freely tradable without restriction or further registration under the Securities Act. Shares held by our existing shareholders and shares sold to Ms. Ngai Ngai Lam in this offering may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. Assuming that 25,000,000 Ordinary Shares are offered and sold in this offering, there will be 28,351,336 Ordinary Shares outstanding immediately after this offering. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Ordinary Shares. See “Plan of Distribution” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Because the offering price of the shares offered hereby is substantially lower than our net tangible book value per share, you will experience immediate and substantial increase on a per share basis.

If you purchase the Offering Shares in this offering, you will pay less for these shares than the amount paid by our existing shareholders for their Ordinary Shares on a per share basis. As a result, you will experience immediate and substantial increase of US$2.97 per share, representing the difference between the public offering price of US$1.0 per Ordinary Share and our as adjusted net tangible book value per Ordinary Share as of December 31, 2023, after giving effect to our sale of up to 25,000,000 Offering Shares in this offering. See “Dilution” for a more complete description of how the value of investment of our existing shareholders will be diluted upon completion of this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

To the extent we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this offering. Our management will have broad discretion in the application of such net proceeds, including working capital and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value.

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Many of the forward- looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus and our SEC filings that are incorporated by reference into this prospectus. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information—D. Risk Factors” in the 2023 Annual Report, and the section entitled “Risk Factors” of this prospectus. These risks and uncertainties include factors relating to:

•	our mission, goals and growth strategies;

•	our future business development, results of operations, and financial condition;

•	expected growth of the PRC educational services industries;

•	our expectations regarding the demand for, and market acceptance of, our services;

•	our expectations regarding our relationships with partners, clients and other stakeholders;

•	competition in our industry;

•	relevant government policies and regulations relating to our industry;

•	other factors that may affect our financial condition, liquidity, and results of operations;

•	other risk factors discussed under “Item 3. Key Information—D. Risk Factors” in the 2023 Annual Report; and

•	assumptions underlying or related to any of the foregoing.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as, and to the extent required by, applicable securities laws.

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USE OF PROCEEDS

We expect to receive approximately US$24.8 million in net proceeds in the aggregate from this offering, after deducting the estimated offering expenses payable by us and based upon an offering price of US$1.0 per Ordinary Share. A 1,000,000 increase (decrease) in the number of shares offered by us, as set forth on the cover page of this prospectus, with the public offering price of US$1.0 per share, would increase (decrease) the net proceeds to us from this offering by approximately US$1,000,000.

We plan to use (i) approximately 80% of the net proceeds for pursuing a new line of business with a focus on providing integrated education and supporting services to Chinese students in Southeast Asian countries, and (ii) approximately 20% of the net proceeds for other general corporate purposes, including working capital, operating expenses, and capital expenditures.

For purposes of launching our integrated education and supporting services to Chinese students in Southeast Asian countries, we have been engaged in discussions with a few universities in Malaysia to set up academic colleges within these universities designed for Chinese students seeking overseas education in Malaysia.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

As an offshore holding company, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries through loans or capital contributions, subject to applicable regulatory approvals. We currently cannot make loans or capital contributions to our PRC subsidiaries without first obtaining regulatory approvals, registration or filings, i.e., making a filing with the local branch of the MOFCOM, and registering with the local branch of the State Administration for Market Regulation, and the approval of and registration with a local bank authorized by the SAFE. Although to the best of our knowledge there is no material regulatory obstacles for us to obtain such approvals, registration or filings, we cannot assure you that we will be able to obtain these approvals, registration or filings in a timely manner. See “Item 3. Key Information — D. Risk Factors—Risks Relating to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our offerings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in our most recent annual report on Form 20-F for the fiscal year ended December 31, 2023.

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DIVIDEND POLICY

We do not have any present plan to pay any cash dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the Cayman Islands. We rely principally on dividends from our PRC subsidiaries for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us.

Our board of directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2023:

●	on an actual basis, as derived from our audited consolidated financial statements as of December 31, 2023, which are incorporated by reference into this prospectus; and

●

on an as adjusted basis to give further effect to the issuance and sale of 25,000,000 Offering Shares in this offering based on a public offering price of US$1.0 per share, and after deducting the estimated offering expenses payable by us.

The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus.

	As of December 31, 2023
	Actual	As Adjusted(1)
	US$	US$
Equity
Share capital $0.015 par value, 3,351,336 Ordinary Shares, as of December 31, 2023, 500,000,000 Ordinary Shares authorized; 3,351,336 Ordinary Shares outstanding (actual), 28,351,366 Ordinary Shares outstanding (as adjusted)(2)	$5,028	$380,028
Additional paid-in capital	72,142,580	96,595,940
Statutory reserve	1,006,384	1,006,384
Accumulated losses	(6,786,949)	(6,786,949)
Accumulated other comprehensive income	169,892	169,892
Total equity	$66,536,935	$91,365,295
Total capitalization	$66,536,935	$91,365,295

(1)	The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.
(2)

The share capital discussed above is adjusted to reflect the 15-to-1 share consolidation effected on January 19, 2024. Immediately following the 15-to-1 share consolidation, the authorized share capital of the Company became US$7,500,000 divided into 500,000,000 Ordinary Shares of US$0.015 par value each. If retroactively adjusted to reflect the share consolidation, there are 3,351,336 Ordinary Shares, par value $0.015 per share, outstanding as of December 31, 2023.

We may increase or decrease the number of Ordinary Shares we are offering. An increase (decrease) of 1,000,000 Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the as adjusted amount of each of cash, cash equivalents and short-term investments, additional paid-in capital, total stockholders’ equity and total capitalization by $1 million, after deducting the estimated offering expenses payable by us.

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DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the offering price per Ordinary Share and our net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of December 31, 2023 was approximately US$59.4 million, or US$17.74 per share. Net tangible book value per Ordinary Share represents the amount of total tangible assets, minus the amount of total liabilities, divided by the total number of Ordinary Shares outstanding. Our net tangible book value as of December 31, 2023 was US$84.3 million, or US$2.97 per share. Dilution is determined by subtracting net tangible book value per Ordinary Share from the public offering price per Ordinary Share.

Without taking into account any other changes in such net tangible book value after December 31, 2023, other than to give effect to our issuance and sale of 25,000,000 Offering Shares in this offering at the offering price of US$1.0 per Ordinary Share, after deduction of the estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023 would have been approximately US$84.3 million, or US$2.97 per Ordinary Share, based on a public offering price of US$1.0 per Ordinary Share, to existing shareholders and an immediate increase in net tangible book value of US$1.97, or 197% per Ordinary Share, to purchasers of Offering Shares in this offering.

The following table illustrates the dilution at the public offering price per Ordinary Share.

Public offering price per Ordinary Share	$1.00
Net tangible book value per Ordinary Share as of December 31, 2023	$17.74
Net tangible book value per Ordinary Share as adjusted to give effect to this offering	$2.97
Amount of increase in net tangible book value per Ordinary Share to new investors in this offering	$1.97

We may increase or decrease the number of Ordinary Shares we are offering. An increase of 1,000,000 Ordinary Shares offered by us would decrease the as adjusted net tangible book value per share after this offering by $0.06 and increase the dilution per share to new investors participating in this offering by US$0.06, after deducting the estimated offering expenses payable by us. A decrease of 1,000,000 Ordinary Shares offered by us would increase the as adjusted net tangible book value per share after this offering by US$0.07 and increase the value per share to new investors participating in this offering by US$0.07 after deducting the estimated offering expenses payable by us.

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The following table summarizes, on an as adjusted basis as of December 31, 2023, the differences between the existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us in this offering, the total consideration paid and the average price per Ordinary Share paid at the public offering price of US$1.0 per Ordinary Share, before deducting estimated offering expenses.

	Ordinary Shares Purchased		Total Consideration		Average Price Per Ordinary
	Number	Percent	Amount	Percent	Share
					US$
Existing shareholders	3,351,336	11.82%	$72,147,608	74,27%	$21.53
New investors from public offering	25,000,000	88.18%	25,000,000	25.73%	1.00
Total	28,351,336	100.0%	$97,147,608	100.0%	$3.43

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PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and

●	each of our principal shareholders who beneficially own more than 5% of our total outstanding Ordinary Shares.

The calculations in the table below prior to this offering are based on 3,351,336 Ordinary Shares issued and outstanding as of the date of this prospectus.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

		Ordinary Shares
		Percentage of	Percentage of
		Total	Aggregate
		Ordinary	Voting
Directors and Executive Officers:	Number	Shares	Power*
Ngai Ngai Lam (1)	270,531	8.07%	8.07%
Wenhuai Zhuang	—	—	—
Fangzhong Sun	1,734	0.05%	0.05%
Ngo Yin Tsang	867	0.03%	0.03%
Wandong Chen	—	—	—
Xinyu Deng	—	—	—
All Directors and Executive Officers as a Group:	273,132	8.15%	8.15%
5% Shareholders:
Ever Alpha Global Limited (1)	270,531	8.07%	8.07%

Notes:

*

For each person included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person by the voting power of all of our Ordinary Shares as a single class. Unless otherwise indicated, the address of our directors and executive officers is 7th Floor, Building 5, No. 2 Zhenxing Road, Changping District, Beijing, the PRC.

(1)

Represents 270,531 Ordinary Shares held by Ever Alpha Global Limited, which is 100% owned by Ms. Ngai Ngai Lam. The registered address of Ever Alpha Global Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town Tortola, VG1110, British Virgin Islands.

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As of the date of this prospectus, a total of 2,947,137 Ordinary Shares are held by two record holders in the United States, including CEDE&CO, representing approximately 87.94% of our total outstanding shares.

We are not aware of any other arrangement that may, at a subsequent date, result in a change of control of our Company.

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DESCRIPTION OF SHARE CAPITAL

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our Third Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$7,500,000 divided into 500,000,000 Ordinary Shares of US$0.015 par value each. As of the date of this prospectus, there are 3,351,336 Ordinary Shares issued and outstanding.

Our Amended and Restated Memorandum and Articles of Association

Our Third Amended and Restated Memorandum and Articles of Association is filed as Exhibit 1.1 to our most recent annual report on Form 20-F. Our shareholders adopted our Third Amended and Restated Memorandum and Articles of Association by a special resolution in November 2023, which became effective immediately on January 19, 2024.

Ordinary Shares

General

Our authorized share capital is US$7,500,000 divided into 500,000,000 Ordinary Shares of US$0.015 par value each. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors and shareholders pursuant to our Third Amended and Restated Memorandum and Articles of Association and the Companies Act. Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with our Third Amended and Restated Memorandum and Articles of Association: (a) the directors may declare dividends in accordance with the respective rights of the shareholders and authorize payment of the same out of the funds of the Company lawfully available therefore; and (b) shareholders may, by ordinary resolution, declare dividends (including interim dividends) in accordance with the respective rights of the shareholders but no such dividend shall exceed the amount recommended by the directors. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Transfer of Ordinary Shares

Subject to the restrictions contained in our Third Amended and Restated Memorandum and Articles of Association, any shareholder may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by any Designated Stock Exchange (as defined under our articles) or in any other form approved by our board of directors and may be under hand or, if the transferor or transferee is a Clearing House (as defined under our articles), by hand or by electronic machine imprinted signature or by such other manner of execution as the our board of directors may approve from time to time.

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Our board of directors may, in its absolute discretion, and without giving any reason therefore, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless:

•

a fee of such maximum sum as any Designated Stock Exchange (as defined under our articles) may determine to be payable or such lesser sum as our board of directors may from time to time require is paid to us in respect thereof;

•	the instrument of transfer is in respect of only one class of shares;
•	the Ordinary Shares are fully paid and free of any lien;
•

the instrument of transfer is lodged at the registered office or such other place at which the register of members is kept in accordance with the accompanied by any relevant share certificate(s) and/or such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

•	if applicable, the instrument of transfer is duly and properly stamped.

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to the transferee notice of such refusal.

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of any Designated Stock Exchange (as defined under our Third Amended and Restated Memorandum and Articles of Association), be suspended and our register of members be closed at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as our board of directors may determine. This, however, is unlikely to affect market transactions of the Ordinary Shares purchased by investors in the public offering. Since our Ordinary Shares are listed on the Nasdaq, the legal title to such Ordinary Shares and the registration details of those Ordinary Shares in our register of members remain with Transhare Corporation. All market transactions with respect to those Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the Transhare Corporation systems.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of Ordinary Shares), if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the excess shall be distributed pari passu amongst the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the shares held by them respectively. The foregoing is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records (other than the register of mortgages).

General Meeting of Shareholders

Our annual general meeting shall be held in each year (other than the year in which our articles were adopted) at such time as determined by our board of directors and we may, but shall not (unless required by the Companies Act) be obliged to, in each year hold any other general meeting.

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Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders but a general meeting may be called by shorter notice, subject to the Companies Act, if it is so agreed:

(a)	in the case of a meeting called as an annual general meeting, by all the shareholders entitled to attend and vote thereat; and

(b)

in the case of an extraordinary general meeting, by a majority in number of the shareholders having the right to attend and vote at the meeting together holding not less than ninety-five percent (95%) of all votes attaching to all the issued shares giving that right.

A quorum required for and throughout a meeting of shareholders consists of shareholders entitled to vote upon the business to be transacted at the meeting present in person or by proxy or in the case of a shareholder being a corporation, by its duly authorized representative, holding not less than an aggregate of one-third in nominal value of our total issued voting shares entitled to vote upon the business to be transacted.

Calls on Shares and Forfeiture of Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten per cent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share.

At any time the directors may declare any share to be wholly or partly exempt from the calls and forfeiture provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within fourteen days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Redemption and Repurchase of Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a)

issue shares on terms that they are to be redeemed or are liable to be redeemed at our option or the shareholder on such terms and in such manner as the directors of the Company may, before the issue of shares, determine;

(b)	purchase its own shares (including any redeemable shares) in such manner and on such terms as our directors may determine and agree with the relevant shareholder; and

(c)	make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of capital.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

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Forfeiture or Surrender of Shares

If a shareholder fails to pay any call the directors may give to such shareholder not less than fourteen clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

Subject to the provisions of the Companies Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, and shall surrender to us for cancellation the certificate for the shares forfeited, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment.

A statutory declaration, made by a director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Variations of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Issuance of Additional Shares

Our Third Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Third Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

•	the designation of the series;
•	the number of shares of the series;
•	the dividend rights, dividend rates, conversion rights, voting rights; and
•	the rights and terms of redemption and liquidation preferences.

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Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of the Ordinary Shares.

Anti-Takeover Provisions

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

•

authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further votes or actions by our shareholders; and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Alteration of Share Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

•	increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

•	consolidate and divide all or any of the share capital into shares of a larger par value than the existing shares;

•	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

•

subdivide the existing shares, or any of them into shares of a smaller par value than is fixed by our Third Amended and Restated Memorandum of Association (subject, nevertheless, to the applicable Cayman Islands law) provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

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Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty of such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. A Cayman Islands exempted company:

•	is a company that conducts its business mainly outside of the Cayman Islands;
•	is exempted from certain requirements of the Companies Act, including the filing an annual return of its shareholders with the Registrar of Companies or the Immigration Board;
•	does not have to make its register of members open for inspection;
•	does not have to hold an annual general meeting;
•	may issue bearer shares or shares with no par value (subject to the provisions of the Companies Act);
•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance); and
•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company, except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares in the United States is Transhare Corporation, with a mailing address of Bayside Center 1, 17755 North US Highway 19, Suite #140, Clearwater, FL 33764.

Listing

Our Ordinary Shares are listed on the Nasdaq under the symbols “CLEU.”

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware. This discussion does not purport to be a complete statement of the rights of our shareholders under applicable law in the Cayman Islands and our Third Amended and Restated Memorandum and Articles of Association nor the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

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Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by three-fourths in value of each class of shareholders or creditors with whom the arrangement is to be made, as the case may be, depending on the circumstances, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

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●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Third Amended and Restated Memorandum and Articles of Association provides that our officers and directors for the time being (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of our Company from and against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self- dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

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Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act provides that the shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held. Our Third Amended and Restated Memorandum and Articles of Association provides that a resolution (including a special resolution) in writing (in one or more counterparts) signed by or on behalf of all of the shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or, in the case of corporations or other non-natural persons, signed by their duly authorized representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of our Company duly convened and held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Third Amended and Restated Memorandum and Articles of Association allows our shareholders holding at the date of deposit of the requisition not less than two-thirds, in par value of the issued shares which as at that date carry the right to vote at general meetings of the Company to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Third Amended and Restated Memorandum and Articles of Association does not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Third Amended and Restated Memorandum and Articles of Association does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Third Amended and Restated Memorandum and Articles of Association, directors may be removed by an ordinary resolution of our shareholders. A director shall hold office until the earliest to occur of (i) expiration of his term as provided in the written agreement with the Company relating to the director’s term, if any, and the election or appointment of his successor, (ii) his resignation or (iii) his removal pursuant to the Third Amended and Restated Memorandum and Articles of Association notwithstanding any agreement between such director and the Company. In addition, a director’s office shall be vacated if the director (a) becomes prohibited by law from being a director; (b) becomes bankrupt or makes any arrangement or composition with his creditors generally; (c) dies, or is, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director; (d) resigned his office by notice to the Company; (e) has for more than six months been absent without permission of the directors from meetings of directors held during that period and the directors resolve that his office be vacated.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with fiduciary duties which they owe to the Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Third Amended and Restated Memorandum and Articles of Association, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Third Amended and Restated Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Third Amended and Restated Memorandum and Articles of Association, our Third Amended and Restated Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.

Rights of Nonresident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Third Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

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PLAN OF DISTRIBUTION

This is a self-underwritten offering. This prospectus is part of a registration statement that permits Ms. Ngai Ngai Lam to sell the Offering Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to her for any Offering Shares that she sells.

There are no plans or arrangements to enter into any contracts or agreements to sell the Offering Shares with a broker or dealer. Among all the Offering Shares, Ms. Ngai Ngai Lam intends to purchase ten million Ordinary Shares. For the remaining portion of the Offering Shares, Ms. Ngai Ngai Lam will sell them on behalf of the Company, and she intends to offer the shares to friends, acquaintances, and business associates. In offering the securities on our behalf, Ms. Ngai Ngai Lam will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Ms. Ngai Ngai Lam will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

●	Ms. Ngai Ngai Lam is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

●	Ms. Ngai Ngai Lam will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

●	Ms. Ngai Ngai Lam is not, nor will she be at the time of her participation in the offering, an associated person of a broker- dealer; and

●	Ms. Ngai Ngai Lam meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she

o	primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities;

o	is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and

o	has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii).

Other than Ms. Ngai Ngai Lam, our other officers, directors, control person and affiliates of same do not intend to purchase any Offering Shares in this offering.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Offering Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Offering Shares, where action for that purpose is required. Accordingly, the Offering Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Offering Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

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EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	3,690
Accounting fees and expenses	US$	5,000
Legal fees and expenses	US$	156,500
Printing expenses	US$	4,500
Miscellaneous expenses	US$	1,950
Total	US$	171,640

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Campbells. Legal matters as to PRC law will be passed upon for us by Zhongdun Law Firm. Hunter Taubman Fischer & Li LLC may rely upon Campbells with respect to matters governed by Cayman Islands law and Zhongdun Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of China Liberal Education Holdings Limited and its subsidiaries and former affiliated entities, as applicable, as of December 31, 2022 and 2023 and for each of the three years in the period ended December 31, 2023 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023, have been so incorporated by reference in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting. The office of Audit Alliance LLP is located in Singapore.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

●	our latest annual report on Form 20-F for the year ended December 31, 2023 filed with the SEC on April 15, 2024; and
●

the description of our Ordinary Shares contained in exhibit 2.3 to the 2023 Annual Report, filed with the SEC on April 15, 2024, including any amendments or reports filed for the purpose of updating such description, and any amendment or report filed for the purpose of updating such description.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

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China Liberal Education Holdings Limited

7th Floor, Building 5, No. 2 Zhenxing Road

Changping District, Beijing

People’s Republic of China 102299

+86 (10) 6597 8118

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including amendments and relevant exhibits and schedules, under the Securities Act covering the Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our Ordinary Shares. Our SEC filings, including the registration statement, are also available to you on the SEC’s website at http://www.sec.gov. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year within 60 days after the end of each such quarter, or such applicable time as required by the SEC.

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ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands, as an exempted company, in order to enjoy the following benefits:

•	political and economic stability;
•	an effective judicial system;
•	a favorable tax system;
•	the absence of exchange control or currency restrictions; and
•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

•

the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.

All of our operations are conducted in China, and all of our assets are located in China. In addition, our chief financial officer, Mr. Wenhuai Zhuang, and our directors, Mr. Fangzhong Sun, Mr. Wandong Chen, and Ms. Xinyu Deng are residents of mainland China. Our Chief Executive Officer and chairperson of the board, Ms. Ngai Ngai Lam, and our director, Ms. Ngo Yin Tsang, are residents of Hong Kong. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

We have been advised by Campbells, our counsel as to Cayman Islands law, that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability provisions, whether or not predicated solely upon the U.S. federal securities laws, would be enforceable in the Cayman Islands. This uncertainty relates to whether such a judgment would be determined by the courts of the Cayman Islands to be penal or punitive in nature.

We have also been advised by Campbells that, notwithstanding the above, a final and conclusive judgment obtained in U.S. federal or state courts under which a definite sum of money is payable as compensatory damages and not in respect of laws that are penal in nature (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided that: (a) the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in the Cayman Islands and the parties subject to such judgment either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process, (b) the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations, (c) the judgment was final and conclusive and for a liquidated sum, (d) the judgment was not obtained by fraud, and (e) the judgment was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy in the Cayman Islands.

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A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Grand Court of the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

Zhongdun Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China, would:

•

recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature; or

•

entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been advised by our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of U.S. courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the U.S. federal and state securities laws or Cayman Island laws. Zhongdun Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

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Up to 25,000,000 Ordinary Shares

China Liberal Education Holdings Limited

Prospectus

June 6, 2024

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